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                                                                    Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration
Statement on Form S-3 of our report dated January 11, 2002, except for the information in Note O as to which the dates are January 23, 2002, February 1, 2002 and February 7, 2002, relating to the financial statements and financial statement schedule, which appears in TECO Energy, Inc.'s Annual Report to Shareholders on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida
April 17, 2002